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                                  EXHIBIT 23.1

                       CONSENT OF SMART & ASSOCIATES, LLP


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-89753) of Women.com Networks, Inc., of our report dated December 6, 1999 relating to the financial statements of World Gaming Corporation which appears in the Current Report of Form 8-K/A of Women.com Networks, Inc. dated December 23, 1999.

/s/ SMART & ASSOCIATES, LLP
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    SMART & ASSOCIATES, LLP

Philadelphia, Pennsylvania
February 22, 2000